                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
              THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1999
                      (Amounts in thousands, except number
                         of shares and per share data)

                                                                   Three Months Ended March 31,
                                                           1998            1998         1999          1999
                                                            RMB             US$          RMB           US$
                                                            ---             ---          ---           ---

BASIC

Net loss from continuing operations                       (8,006)          (964)      (15,185)        (1,829)

Net loss from discontinued operation,
 net of income taxes of nil and RMB386
 for the period ended March 31,
 1998 and 1999, respectively                                (961)          (116)         (454)           (55)
                                                      ----------     ----------    ----------     ----------
                                                          (8,967)        (1,080)      (15,639)        (1,884)
                                                      ==========     ==========    ==========     ==========

Weighted average number of shares of
  Common stock outstanding:

Shares of common stock outstanding                    12,700,142     12,700,142    14,118,751     14,118,751
                                                      ==========     ==========    ==========     ==========
Net loss per common share:

Loss from continuing operation                             (0.63)         (0.08)        (1.08)         (0.13)
                                                      ==========     ==========     =========     ==========
Net loss                                                   (0.71)         (0.09)        (1.11)         (0.13)
                                                      ==========     ==========     =========     ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS PER COMMON SHARE
             THREE MONTHS ENDED MARCH 31, 1998 AND MARCH 31, 1999
                     (Amounts in thousands, except number
                         of shares and per share data)

                                                                             Three Months Ended March 31,
                                                                             ----------------------------
                                                          1998                    1998                1999                 1999
                                                           RMB                     US$                 RMB                  US$
                                                           ---                     ---                 ---                  ---
DILUTED

Net loss from continuing operation                       (8,006)                  (964)              (15,185)              (1,829)

Net loss from discontinued operations,
  Net of income taxes of Nil and RMB386
  For the period ended March 31,
  1998 and 1999, respectively                              (961)                  (116)                 (454)                 (55)
                                                        -------                  -----               -------               ------
                                                         (8,967)                (1,080)              (15,639)              (1,884)
                                                        =======                  =====               =======               ======
Weighted average number of shares of
  Common stock outstanding:

Shares of common stock outstanding                   12,700,142             12,700,142            14,118,751           14,118,751

Shares of common stock issuable
  Assuming conversion of the
  Convertible Preferred Stock
  -  Series A                                                 -                      -                     -                    -
  -  Series B                                                 -                      -                     -                    -
Shares of common issuable
   assuming conversion of the
   convertible debentures on
   August 23, 1996                                            -                      -                     -                    -
                                                     ----------             ----------            ----------           ----------
Total weighted average number of
  shares of common stock and
  common stock equivalents
  outstanding                                        12,700,142             12,700,142            14,118,751           14,118,751
                                                     ==========             ==========            ==========           ==========
Net loss per common share:
Net loss from continuing operation                        (0.63)                 (0.08)                (1.08)               (0.13)
                                                     ==========             ==========            ==========           ==========
Net loss                                                  (0.71)                 (0.09)                (1.11)               (0.13)
                                                     ==========             ==========            ==========           ==========